Exhibit 2

                      AGREEMENT AND PLAN OF SHARE EXCHANGE

         THIS AGREEMENT AND PLAN OF SHARE EXCHANGE (the "Plan"), is made this 22nd day of September, 1999, by and between Virginia Commerce Bank, a Virginia commercial bank (the "Bank"), and Virginia Commerce Bancorp, Inc., a Virginia corporation (the "Corporation").

                             BACKGROUND OF THE PLAN

         The  Boards  of  Directors  of the Bank and the  Corporation  desire to establish a holding company structure whereby the Bank will become a wholly-owned subsidiary of the Corporation. The Boards of Directors of the Bank and the Corporation have deemed advisable an exchange of shares between the Bank and the Corporation in order to establish the Bank as a wholly-owned subsidiary of the Corporation in the manner and upon the terms and conditions herein set forth.

         NOW, THEREFORE, , in consideration of the premises and the mutual covenants and agreements set forth herein, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Exchange of Shares. On the Effective Date (as hereinafter defined), each of the issued and outstanding shares of Common Stock of the Bank, par value $1.00 per share (the "Bank Common Stock"), shall be exchanged for one share of Common Stock of the Corporation, par value $1.00 per share (the "Corporation Common Stock"), in a statutory share exchange pursuant to Section 13.1-717 of the Virginia Stock Corporation Act, and in the manner set forth in Section 3 hereof. As a result of such share exchange, the Corporation shall become the sole stockholder of the Bank and the holders of all of the issued and outstanding Bank Common Stock shall become the holders of all the issued and outstanding Corporation Common Stock.

         2. Effective Date. The Plan shall become effective at the later of (i) date and time at which the State Corporation Commission of Virginia accepts the Articles of Share Exchange for record, and (ii) the date and time set forth in the Articles of Share Exchange.

         3. Manner of Exchange. The manner and basis of exchanging the Bank Common Stock to be acquired for the Corporation Common Stock is as follows:

            On the Effective Date, each share of Bank Common Stock then issued and outstanding shall, without any action on the part of the holder thereof, be converted into one share of Corporation Common Stock; certificates representing Bank Common Stock shall thereafter represent the right to receive certificates representing Corporation Common Stock in the aforementioned proportions; such Bank Common Stock certificates may at any time thereafter be exchanged by the holders thereof for new certificates for the appropriate number of Corporation Common Stock.

         4. Manner of Converting Rights. The manner and basis of converting options, warrants or other rights to acquire Bank Common Stock into options, warrants or other rights to acquire Corporation Common Stock is as follows:

         On the Effective Date, all rights with respect to Bank Common Stock existing pursuant to stock options granted by the Bank under the 1989 Virginia Commerce Bank Stock Option Plan and the 1998 Virginia Commerce Bank Stock Option Plan (the "Bank Stock Option Plans"), and warrants to purchase shares of Bank common stock which are outstanding on the Effective Date, whether or not then exercisable, shall be converted into and become options, or warrants, as the case may be, with respect to Corporation Common Stock, and the Corporation shall assume each of such Bank options and warrants in accordance with the terms of the respective plans or other documents under which it was issued and the certificate by it is evidenced. On the Effective Date, Bank Stock Option Plans shall be converted into and shall become the Virginia Commerce Bancorp, Inc. 1989 Stock Option Plan and the Virginia Commerce Bancorp, Inc. 1998 Stock Option Plan and the Corporation shall administer such Plan in accordance with their respective terms. From and after the
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         Effective Date, (i) each such Bank option or warrants,  as the case may be, may be exercised  solely for shares of  Corporation  Common  Stock,
         (ii) the number of shares of Corporation Common Stock subject to such Bank option or warrant shall be equal to the number of shares of Bank Common Stock subject to such Bank option or warrant immediately prior to the Effective Date, and (iii) the per share exercise price under each such Bank option or warrant shall remain the same exercise price for each Corporation option or warrant into which the Bank option or warrant was converted. It is intended that the foregoing assumption
         shall  be   undertaken   in  a  manner  that  will  not   constitute  a
         "modification" as defined in Section 425 of the Internal Revenue Code as to any stock option which is an "incentive stock option."

         5. Assumption of Plans. At the Effective Date, the Corporation shall adopt, and shall be deemed to have adopted, the Virginia Commerce Bank 1989 Stock Option Plan, the Virginia Commerce Bank 1998 Stock Option Plan and the options issued thereunder. References contained in such plans to the Bank shall, at and after the Effective Date, be deemed to refer to the Corporation, except that the class of persons eligible to receive awards under the plans shall be employees or directors of the Corporation or any direct or indirect subsidiary of the Corporation.

         6. Conditions. Consummation of the share exchange provided for herein shall, except as may be waived by the Board of Directors of both parties hereto, be subject to the fulfillment of each of the following conditions:

                  (a) the Board of Governors of the Federal Reserve System shall have approved an application for the Corporation to become a bank holding company:

                  (b) the Commissioner of the Virginia Bureau of Financial Institutions shall have approved an application for the Corporation to acquire control of the Bank;

                  (c) the receipt of all permits, approvals and consents of any governmental body or agency or third party which the Bank or the Corporation may reasonably deem necessary or appropriate;

                  (d) the Bank and the Corporation shall have received an opinion of counsel as to the tax free character of the share exchange, which opinion shall be in form and substance satisfactory to each of them;

                  (e) the stockholders of the Bank shall have approved this Plan by a vote of 50.1% or more of the outstanding shares of Bank Common Stock and in the manner required by the Bank's Charter and the Virginia Stock Corporation Act; and

                  (f) the Corporation Common Stock shall have been approved for listing upon the Nasdaq National Market upon notice of issuance.

         7. Termination and Abandonment. The Plan may be terminated without liability to either party hereto and the transactions abandoned at any time prior to the Effective Date, whether before or after approval by the stockholders of the Bank:

                  (a) by the Board of Directors of either the Bank or the Corporation in the event that the conditions referred to in Section 6 hereof have not been fulfilled or waived on or prior to June 30, 2000;

                  (b) by mutual agreement of the Boards of Directors of the Bank and the Corporation if for any other reason consummation of the share exchange is inadvisable in the opinions of the respective Boards.

         8. Amendment and Waiver. This Plan may be amended by the parties hereto at any time. This Plan may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any term, condition or provision of this Plan may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

         9. Expenses. All of the expenses relating to the Plan and the transactions contemplated thereby shall be borne by the Bank.

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         IN WITNESS  WHEREOF,  the Bank and the Corporation have caused the Plan to be duly executed and their corporate seals to be hereunto affixed and attested as of the date first above written.

ATTEST:   [SEAL]                                 VIRGINIA COMMERCE BANK

 /s/ Robert H. L'Hommedieu                        /s/ Peter A. Converse
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Robert H. L'Hommedieu, Secretary                 Peter A. Converse, President

ATTEST:   [SEAL]                                 VIRGINIA COMMERCE BANCORP, INC.

/s/ Robert H. L'Hommedieu                         /s/ Peter A. Converse
---------------------------------                -------------------------------
Robert H. L'Hommedieu, Secretary                  Peter A. Converse, President